China America Holdings Reports Financial Results for the Second Quarter and First Six Months of 2009

•	2nd Quarter 2009 Revenue of $8.2 Million, an Increase of 31.4% Compared to 1st Quarter of 2009 ;

•	2nd Quarter Income from Operations of $183,995 Improving from $9,370 in First Quarter of 2009;

SHANGHAI, China -- August 13, 2009. China America Holdings, Inc. (OTCBB:CAAH - News), a holding company operating in China, announced today the Company's financial results for the Second Quarter of 2009.

Financial Highlights:

Revenue for the second quarter of 2009 was $8.2 million, up 31.4% from the $6.2 million recorded in the first quarter of 2009.  Revenue for the first six months of 2009 was $14.4 Million as compared to $16.9 million in the first six months of 2008. Income from operations in the second quarter of 2009 was $183,995, up from the $9,370 recorded in the first quarter of 2009.  Income from operations for the first 6 months of 2009 was $174,625 compared to $747,830 for the first six months of 2008. After including a loss of ($81,000) for its discontinued Biometric segment and deducting income attributable to its non-controlling interest, the Company recorded a net loss the first six months of 2009 of ($219,947) or $0.00 per basic share, as compared to a net loss of  ($99,568) or $0.00 per basic share for the comparable period in 2008.

At June 30, 2009 total assets were $14.5 million compared to total assets of $13.7 million at December 31, 2008. At June 30, 2009, current assets were $9.5 million compared to current assets of $9.3 million at December 31, 2008. Cash and cash equivalents were $1.8 million at June 30, 2009 compared to $2.2 million at December 31, 2008. Shareholder equity at June 30, 2009 was $3.7 million with 141.3 million shares outstanding.

Mr. Shaoyin Wang, CEO of China America Holdings, stated, "We are pleased to have improved performance significantly from the first quarter of 2009.  While the business environment in the first half of 2009 has been extremely challenging, we are seeing signs of improvement and believe these positive trends will continue in the second half of the year. We believe the performance of our AoHong subsidiary demonstrates our ability to quickly react to a changing environment and we intend to work diligently to increase our overall profitability in the coming quarters.  We continue to have a strong current ratio of almost 2 to 1 with negligible long term debt.  We look forward to further improvement and growth in the second half of 2009 for our Aohong subsidiary and remain committed to our business strategy in China.

About China America Holdings, Inc.

China America Holdings, Inc. (OTCBB:CAAH) is a holding company which owns a 56% stake in Shanghai Aohong Chemical Co., Ltd. based in Shanghai, China. Shanghai Aohong Chemical Co., Ltd. is a distributor of assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, and a manufacturer of steel non-refillable cylinders. For more information, please visit http://www.caah.us.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,837,542	$2,228,455
Accounts receivable, net	4,518,545	3,778,096
Notes receivable	312,050	1,104,343
Inventories	2,242,495	1,719,796
Prepaid expense and other current assets	569,716	453,860

Total current assets	9,480,348	9,284,550

LONG-TERM ASSETS:
Restricted cash	701,262	175,075
Property and equipment, net	3,440,415	3,394,157
Prepaid land use rights, net	832,011	84,746
Deposit on land use rights	0	744,303
Other assets	29,219	31,221

Total other assets	5,002,907	4,429,502

Total assets	$14,483,255	$13,714,052

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable	$2,286,571	$2,602,982
Notes payable - related party	400,000	400,000
Accounts payable and accrued expenses	1,755,049	957,190
Advances from customers	588,129	424,320
Taxes payable	517,637	487,223
Due to related parties	209,481	208,568

Total current liabilities	5,756,867	5,080,283

CHINA AMERICA HOLDINGS, INC. SHAREHOLDERS' EQUITY:
Common stock, ($.001 par value, 500,000,000 shares authorized;
146,810,792 shares issued and outstanding at June 30, 2009)	146,811	135,811
Additional paid-in capital	19,859,352	19,661,352
Statutory reserves	704,200	687,717
Accumulated deficit	(17,416,613)	(17,180,183)
Other comprehensive income	421,359	415,630

Total China America Holdings, Inc. shareholders' equity	3,715,109	3,720,327

Non-controlling Interest	5,011,279	4,913,442

Total shareholders' equity	8,726,388	8,633,769

Total liabilities and shareholders' equity	$14,483,255	$13,714,052

CHINA AMERICA HOLDNGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net revenues	$8,185,254	$10,433,724	$14,414,446	$16,925,854
Cost of sales	7,320,478	9,456,641	13,062,568	15,143,276

Gross profit	864,776	977,083	1,351,878	1,782,578

Operating expenses:
Selling expenses	314,058	150,319	535,408	420,335
Consulting and investor relations expense	-	19,201	-	255,375
Consulting expense-related party	109,000	-	209,000	-
Compensation and related taxes	160,856	68,089	213,946	135,316
General and administrative	96,867	(11,977)	218,899	223,722

Total operating expenses	680,781	225,632	1,177,253	1,034,748

Income from operations	183,995	751,451	174,625	747,830

Other income (expenses):
Interest income	1,654	1,776	2,851	10,018
Interest expense	(9,711)	(15,321)	(32,001)	(20,350)
Loss on disposition of property and equipment	-	-	(61,958)	-
Realized loss on sale of marketable equity securities	-	(52,239)	-	(47,343)
Gains from investments	2,338	-	2,338	-
Foreign currency transaction gain (loss)	(463)	5,649	(3,943)	5,649

Total other expenses	(6,182)	(60,135)	(92,713)	(52,026)

Income before discontinued operations and income taxes	177,813	691,316	81,912	695,804

Discontinued operations:
Gain from disposal of discontinued operations	-	45,912	-	45,912
Loss from discontinued operations	-	(40,002)	(81,250)	(130,836)

Total loss from discontinued operations	-	5,910	(81,250)	(84,924)

Income before income taxes and noncontrolling interest	177,813	697,226	662	610,880

Provision for income taxes	(102,699)	(186,637)	(129,499)	(320,763)

Net income (loss)	75,114	510,589	(128,837)	290,117

Less: Net income attributable to noncontrolling interest	(87,805)	(277,028)	(91,110)	(389,685)

Net (loss) income attributable to China America Holdings, Inc.	$(12,691)	$233,561	$(219,947)	$(99,568)

Comprehensive (loss) income:
Unrealized foreign currency translation gain	463	217,984	5,729	316,199

Comprehensive (loss) income	$(12,228)	$451,545	$(214,218)	$216,631

Basic and diluted loss per common share:
Net loss from continuing operations	$(0.00)	$0.00	$(0.00)	$0.00
Net loss from discontinued operations	0.00	0.00	(0.00)	(0.00)

Net loss per common share	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average number of shares outstanding:
Basic and diluted	141,272,331	135,810,792	138,556,649	135,792,990

See notes to unaudited consolidated financial statements.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Loss from continued operations attributable to China America Holdings, Inc.	$(138,697)	$(14,644)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	170,197	124,146
Allowance for doubtful accounts	-	(187,087)
Realized and unrealized loss on marketable equity securities	-	47,343
Loss on disposition of property and equipment	61,958	-
Common stock, warrants and options issued for services	209,000	10,400
Contributed services	-	110,000
Minority interest	91,110	389,685
Gain on sale of discontinued operations	-	(45,912)
Changes in assets and liabilities:
Accounts receivable	(735,429)	(354,786)
Decrease in notes receivable	793,991	278,089
Inventory	(520,457)	(2,178,556)
Prepaid expenses and other current assets	(115,266)	(595,459)
Other assets	2,042	237,960
Accounts payable and accrued expenses	796,908	216,792
Taxes payable	29,751	243,312
Advances from customers	163,264	143,590
Deferred revenue	-	18,874
Net cash provided by (used in) continuing operations	808,372	(1,556,253)

Loss from discontinued operations	(81,250)	(84,924)
Net cash used in discontinued operations	(81,250)	(84,924)

Net cash provided by (used in) operating activities	727,122	(1,641,177)

Cash flows from investing activities:
Proceeds from sale of marketable equity securities	-	26,919
Purchase of property and equipment	(270,269)	(1,398,175)
Land use rights	(750,776)	-
Deposit on land use rights	745,496	-

Net cash flows used in investing activities	(275,549)	(1,371,256)

Cash flows from financing activities:
(Repayments of) Proceeds from notes payable	(300,024)	1,381,381
Proceeds from related party advances	(19,399)	589,947
Increase in restricted cash	(526,067)	(226,224)

Net cash flows (used in) provided by financing activities	(845,490)	1,745,104

Effect of exchange rate on cash	3,004	26,565

Net decrease in cash	(390,913)	(1,240,764)

Cash - beginning of year	2,228,455	2,012,480

Cash - end of period	$1,837,542	$771,716

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$24,037	$21,950
Income taxes	$180	$-

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China America Holdings, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our belief about trends, our performance and profitability.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:

China America Holdings, Inc.

Gary Liu, U.S. Representative, 954-363-7333 ext. 318